EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement (1933 Act File No. 33-572) of Eaton Vance Municipals Trust on Form N-1A of our reports dated October 14, 2005 for the Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance Louisiana Municipals Fund, Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund (the “Funds”) for the year ended August 31, 2005 included in the Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of the Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP December 27, 2005 Boston, Massachusetts

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